UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 19, 2019, the Board of Directors (the “Board”) of Newmark Group, Inc. (the “Company”) appointed Kenneth A. McIntyre to serve as a member of the Board, effective January 1, 2020, for a term to expire at the 2020 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified. Mr. McIntyre was also appointed to the Audit and Compensation Committees of the Board.

Mr. McIntyre, age 59, has over 25 years of experience in the commercial real estate industry. Mr. McIntyre is currently the Founder and Managing Principal of PassPort Real Estate, LLC, a New York-based consulting firm focused on advising developers and institutions on commercial real estate deal and platform structuring. His clients include REAP, a non-profit that is focused on increasing the diversity of talent in the commercial real estate industry, where he serves as the Executive Director, and the Port Authority of New York and New Jersey, where he acts as Executive Advisor to the Office of Diversity & Inclusion. Mr. McIntyre was a Senior Vice President and Head of Commercial Real Estate at Hudson City Savings Bank from May 2014 to May 2016. Prior to joining Hudson City Savings Bank, Mr. McIntyre was a Managing Director in MetLife’s Real Estate Investments Group with various responsibilities across both debt and equity portfolios, including: Head of Equity Acquisitions; Head of Strategic Initiatives; Head of Real Estate Capital Markets and Head of Commercial Mortgage Production and Pricing. Prior to joining MetLife, Mr. McIntyre held senior origination and relationship management roles at KeyBank, GE Capital Real Estate, UBS and Chase. In addition, Mr. McIntyre currently serves on the Boards of the Yorkville Youth Athletic Association, the National Jazz Museum in Harlem and The Real Estate Executive Council. Mr. McIntyre graduated from Florida A&M University with a degree in Economics and a concentration in Banking and Finance.

Mr. McIntyre meets the independence standards under the Marketplace Rules for service on the Compensation and Audit Committee and is able to read and understand fundamental financial statements, and Mr. McIntyre is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and a financially sophisticated audit committee member for purposes of Rule 5605(c)(2)(A) of the NASDAQ Stock Market Rules.

There are no arrangements or understandings between Mr. McIntyre, and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. McIntyre that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: December 23, 2019	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman

[Signature Page to Form 8-K, dated December 23, 2019, regarding the appointment of Kenneth A. McIntyre]